SELECTED DEALER AGREEMENT

                                 FAN ENERGY INC.
               Public Offering of 3,000,000 Shares of Common Stock
                                       at
                                 $1.00 Per Share

                         Dated as of ____________, 1998

Gentlemen:

     The undersigned, Fan Energy Inc., a Nevada corporation (the "Company"), hereby confirms its agreement with you as follows:

     1. General. This Selected Dealer Agreement (the "Agreement") sets forth the terms and conditions between the Company and you (a "Selected Dealer") whereby, subject to the terms of this Agreement, you as a Selected Dealer will, as a nonexclusive agent of the Company, offer to sell on behalf of the Company, and the Company will sell, pursuant to subscriptions obtained by you, other agents acting on behalf of the Company and the Company's officers, directors and employees in a registered public offering, up to 3,000,000 shares of $0.001 par value common stock (the "Shares") as described in the Prospectus dated May __, 1998 (the "Prospectus").

     In the Offering, the Company is offering a minimum of 300,000 and a maximum of 3,000,000 Shares at a purchase price of $1.00 per Share aggregating respectively $300,000 and $3,000,000 (the "Offering"). An investor must purchase a minimum of 20,000 Shares (i.e. $20,000) although the Company reserves to sell a lesser number of Shares in its sole discretion. All Shares are offered subject to the right of the Company to reject any subscription for Shares in whole or in part and subject to certain other conditions. The terms of the Offering are more particularly described in the Prospectus. In connection with the Offering by the Company, the Company may retain certain Selected Dealers, including you, all of which shall be members of the National Association of Securities Dealers, Inc. (the "Selected Dealers").

     2. Appointment as Selected Dealer. You are hereby invited to become a Selected Dealer and by your confirmation indicated by signing this Agreement, you agree to act in such capacity and to use your best efforts to find purchasers for up to a maximum of $300,000 of the Shares in the Offering (10% of the total amount offered) in accordance with the terms and conditions set forth in this Agreement, provided that you shall have no obligation to sell any of the Shares.

     3. Prospectus. The Company shall provide you with such number of copies of the Prospectus and such number copies of any amendments and supplements thereto as you may reasonably request.

     4. Solicitation of Subscriptions. You hereby agree to solicit, as a nonexclusive agent of the Company, investors to purchase Shares in the Offering in accordance with the terms as set forth in the Prospectus.

          (a) Acceptance Standards. No Subscription Agreement shall be effective unless and until accepted by the Company and the Company reserves the right to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the Escrow Agent or otherwise. The Company will not consider any proposed subscription until the Subscription Agreement has been completed in full and signed by the investor.

          (b) Solicitation Procedures. Each person desiring to purchase Shares will be required to sign and complete a Subscription Agreement. Each investor will make his or her check payable to the order of "The Bank of Denver, Fan Energy Inc., Escrow Account" in the amount of the purchase price of the Share. You agree to promptly deliver the original Subscription Agreement as signed by the investors, together with the investor's subscription funds directly to the Escrow Agent on or before noon of the first business day following the date of receipt of the investor's funds. You are not permitted to sign a Subscription Agreement for any investor. The Bank of Denver, Denver, Colorado is the Escrow Agent in connection with the Offering in accordance with the terms of the Fund Escrow Agreement. You agree to sign and become a party to the Fund Escrow Agreement and to sign a counterpart of the agreement at or before the time when you first transmit investor funds to the Escrow Agent.

          Upon receipt of the investor's funds from the Company or a Selected Dealer, the Escrow Agent will deposit the funds in the Escrow Account. Until such time as at least $300,000 in investor funds have been deposited with the Escrow Agent by the Selected Dealer(s) and the Company, the Company will have no right to obtain any funds held in the Escrow Account by the Escrow Agent and no subscriber shall have any right to return of his funds, except as described in the Fund Escrow Agreement. The right of the Company or you to receive funds from the Escrow Account is subject to the terms of the Fund Escrow Agreement.

          You agree to offer the Shares only in jurisdictions which you are properly qualified or registered, as required by applicable law, to offer or sell securities, and which jurisdictions are identified to you by the Company as a jurisdiction where the offering may be lawfully made. At or prior to the delivery of funds by the Escrow Agent to the Company, as described in the Fund Escrow Agreement, you agree to deliver to the Company, if so requested by the Company, a certificate stating (i) the identification of each subscriber whose funds you transmitted to the Escrow Agent, together with the number of Shares purchased, and the number of


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

     purchasers in each state and (ii) that your representations and warranties contained in Section 8 hereof are true and correct with the same effect as though expressly then made and that you have complied with the covenants contained in Section 9 hereof.

     5. Due Diligence. You agree to conduct your own investigation to determine that all materials facts upon which each person who purchases the Shares might rely in making his or her investment decision have been accurately and adequately disclosed in the Prospectus to the extent you deem necessary. The Company agrees to furnish to you any and all information which you reasonably request or deem necessary to review in connection with any investigation which you choose to make.

     6. Compensation. Subject to the terms and conditions set forth herein, and in consideration of your services to the Company, the Company shall pay to you, at such time as offering proceeds are delivered by the Escrow Agent to the Company, a selling commission equal to 10% of the gross offering proceeds for the Shares sold through you. All compensation under this Agreement will be paid on a per Share basis on the date that funds are delivered by the Escrow Agent to the Company in accordance with the Fund Escrow Agreement or within two business days thereafter. Payment of this compensation is subject to the following conditions:

               (i) No compensation will be paid until the minimum offering amount (300,000 Shares for proceeds of $300,000) has been reached and such amounts have been delivered to the Escrow Agent and the proceeds of all checks have cleared the collection process;

               (ii) No compensation will be paid with respect to a subscription for Shares which are rejected for any reason by the Company or with respect to any Shares for which good funds are not ultimately collected by the Escrow Agent; or

               (iii)  No   compensation   will  be  payable   with   respect  to
          transactions in jurisdictions where such payments may not legally be made.

     7. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with you as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada with the full corporate power and authority to conduct its business as described in the Prospectus. The Company is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary.

          (b) The Company has an authorized capitalization as set forth in the Prospectus and all of the then outstanding shares of capital stock of the Company will have been, and the Shares to be sold in the Offering will be, duly authorized and all shall be validly issued, fully paid and nonassessable.


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


          (c) The Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue to sell, any equity securities or any such warrants, convertible securities or obligations, other than as disclosed in the Prospectus.

          (d) Except as disclosed in the Prospectus, there are no actions, suits or proceedings pending or threatened against the Company, or against or affecting any of its directors or officers, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling or decision or finding would materially and adversely affect the Company or its business. The Company has, and at all times during the offering period will have, complied in all material respects with all laws, regulations and orders applicable to it or its business, the violation of which would have a material adverse effect upon its business. The Company has, and at all times during the offering period will have, in all material respects performed all its obligations required to be performed by it, and is not, and at all times during the Offering Period, will not be, in default under any material contract or other instrument to which it is a party.

          (e) The Company is not in violation of its Articles of Incorporation or Bylaws.

          (f) The Shares have been duly authorized and, when issued and delivered to the purchasers thereof against payments therefor and in the manner described in the Prospectus, will be validly issued, fully paid and nonassessable. The description of the common stock contained in the Prospectus is complete and accurate in all material respects.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, instrument to which the Company is a party or by which the Company or any of its properties is bound, or under any statute or under any order, rule or regulation of any court or other regulatory agency applicable to the Company or its business. No consent, approval, authorization or order of any court or regulatory agency or body is required for the consummation by the Company of the transactions on its part contemplated in this Agreement, except as such may be required under federal and state securities laws.

          (h) Except as reflected in or contemplated by the Prospectus, since the respective dates as of which information is given in the Prospectus, there has not been, and on the termination date of the Offering there will not have been, any material adverse change in the condition of the Company, financial or otherwise.

          (i) At each time that proceeds from the sale of the Shares are delivered by the Escrow Agent in accordance with the Fund Escrow Agreement, the Company shall cause the Escrow Agent to pay to you the compensation described in Section 6 above. Also, at such time or within two business days thereafter, the Company shall cause its transfer agent to issue and to deliver to purchasers of the Shares certificates representing the Shares purchased in the offering with the proceeds delivered by the Escrow Agent.

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




     8. Representations and Warranties of the Selected Dealer. You hereby represent, warrant and agree with the Company and us that:

          (a) Power and Authority. You have been duly incorporated or organized and are validly existing in good standing under the laws of the state of your organization, with all requisite power and authority to conduct your business and to perform the obligations contemplated herein.

          (b) Due Authorization and Enforceability. This Agreement has been duly and validly authorized, executed and delivered by you or on your behalf and constitutes your valid, binding and enforceable agreement, except to the extent that (i) the enforceability of this Agreement by be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement by be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

          (c) Absence of Legal or Contractual Conflicts. Your execution and delivery of this Agreement, and the performance of your obligations hereunder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, your articles of incorporation or bylaws, any agreement or instrument to which you are a party or by which you are bound, or any judgment, decree, order or, to your knowledge, any statute, rule or regulation applicable to you.

          (d) Adequacy of Prospectus. The information contained in the Prospectus relating to you or the plan of distribution of the Shares, if any, is complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

          (e) Broker-Dealer Qualifications. You are (i) a broker-dealer duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) a member in good standing of the National Association of Securities Dealers, Inc. and (iii) duly registered as a broker-dealer under the applicable statutes and regulations of each state in which you will offer and sell the Shares, except such states in which you are exempt from registration or such registration is not otherwise required. You will maintain your registration in good standing, or your exemption from such registration, through the term of the offering and you will comply with all statutes and other requirements applicable to you with respect to your brokerage activities within those jurisdictions.

          (f) No Disqualifications. Neither you or any of your directors, officers, predecessors or agents nor any beneficial owner of 10% or more of any class of your equity securities, nor any of their respective affiliates (nor any other person serving in a similar capacity):

               (i) has been convicted within 10 years prior to the date hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement with the Securities and Exchange Commission ("SEC"), or arising out of such person's conduct as an underwriter, broker, dealer, municipal securities dealer or investment advisor;

               (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment advisor;

               (iii)  is  subject  to an order of the SEC  entered  pursuant  to
          Section 15(b), 15B(a), or 15B(c) of the Exchange Act, or is subject to an order of the SEC entered pursuant to Section 203(e) or (f) of the Investment Advisors Act of 1940;

               (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade;

               (v) is subject to a United States Postal Service false representation order entered within five years prior to the date hereof; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to any conduct alleged to constitute postal fraud;

               (vi) has been or has been named as an underwriter of any securities covered by any registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act of 1933, as amended (the "1933 Act"), or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof;

               (vii) has taken or failed to take any other act or are subject to any other order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of federal or state securities laws;

               (viii) has filed a registration statement that is the subject of a currently effective stop order entered pursuant to any state's securities law within five years prior to the date hereof;

               (ix) has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

               (x) is currently subject to any state administrative enforcement order or judgment entered by that state's securities administrator within five years prior to the date hereof or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including but not limited to making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to the date hereof;

               (xi) is subject to any state's administrative enforcement order or judgment that prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

               (xii) is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgement or degree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to the date hereof.

     9. Covenants of Selected Dealer. You hereby covenant with the Company and us as follows:

          (a) Delivery of Prospectus. You or a person acting on your behalf shall furnish to each offeree, concurrently with making an offer to such offeree, a copy of the Prospectus, as it may have been amended or supplemented by the Company, and shall maintain adequate records of each person to whom a Prospectus has been delivered. Neither you nor any of your agents will give any information or make any representation with respect to the Company or its business or affairs other than the information or representations contained in the Prospectus.

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


          (b) Conduct of Solicitation. You or a person acting on your behalf will cause each person interest in acquiring Shares to complete and executive a Subscription Agreement (a copy of which is an exhibit to the Fund Escrow Agreement) in accordance with Section 4(b) hereof. You will not execute any Subscription Agreement for any person and will not invest in the Shares through any person's discretionary trading account without the written approval of such person. You will abide by, and take reasonable precautions to ensure compliance with, all provisions contained in the Prospectus and this Agreement regulating the terms and manner of conducting the offering.

          (c) Compliance With Federal Securities Laws. You will comply with all applicable requirements of the 1933 Act and the rules and regulations promulgated thereunder. You any person acting on your behalf will exercise reasonable care to ensure that a purchaser is not an underwriter within the meaning of Section 2(11) of the 1933 Act.

          (d) Compliance With Blue Sky Laws. You will comply with all applicable requirements of any state securities or "blue sky" law or rule or regulation promulgated thereunder. You will not offer or sell any of the Shares in any jurisdiction (i) prior to receiving instructions (oral or written) from the Company that offers may be made in such jurisdiction and
     (ii) except in compliance with all applicable securities or "blue sky" laws. With respect to any state which limits the number of offers and sales which may be made, you shall offer for sale no more than such number of Shares as the Company may advise you may be offered and/or sold.

          (e) Maintenance of Records. You will retain in your records and make available to the Company, for a period of at least five years, information concerning each person who purchased the Shares.

     10. Indemnification.

          (a) The Company will indemnify and hold harmless the Selected Dealer and its officers and directors from and against all losses, claims, damages or liabilities, joint and several, to which any of the aforesaid parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the Prospectus, any amendment or supplement thereto, or in any "blue sky" filing or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished under the securities laws thereof (any such filing, document or information being hereinafter referred to as a "Blue Sky Application") or (ii) the omission to state in the Prospectus, any amendment or supplement thereto, any registration statement, or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which

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


     they were made, not misleading; and will reimburse the Selected Dealer and its officers and directors for any legal or other expenses reasonably incurred by the Selected Dealer and its officers and directors in connection with investigating or defending such loss, claim, damage or liability arises out of, or is based upon any untrue statement or omission concerning the Selected Dealer or otherwise made in reliance upon and in conformity with instructions or information furnished to the Company by the Selected Dealer or by any of its officers, directors, employees or agents.

          (b) The Selected Dealer will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement of a material fact contained in the Prospectus, any amendment or supplement thereto, or any Blue Sky Application, in each case to the extent, but only to the extent, the such untrue statement concerns the Selected Dealer or otherwise was made in reliance upon and in conformity with instructions or information furnished to the Company by the Selected Dealer or by any of its officers, directors, employees or agents; (ii) the omission to state in the Prospectus, any amendment or supplement thereto, or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, the such untrue statement or omission concerns the Selected Dealer or otherwise was made in reliance upon and in conformity with instructions or information furnished to the Company by the Selected Dealer or by any of its officers, directors, employees or agents; (iii) any unauthorized use of sales materials or use of representatives; or (iv) any misrepresentation by the Selected Dealer in this Agreement or any breach of warranty by the Selected Dealer with respect to this Agreement. The Selected Dealer will also reimburse the Company, its officers and directors, or such controlling person in connection with investigating or defending any loss, claim, damage, liability or action referred to above.

          (c) Promptly  after receipt by an indemnified  party under  subsection
     (a) or  (b)  above  of  notice  of the  commencement  of any  action,  such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified person and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent the it shall desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party.


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


     11. Survival Clause. The respective indemnities, agreements (including, without limitation, the agreements set forth in Section 10 hereof), representations, warranties and other statements of the Company and the Selected Dealer, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Selected Dealer or the Company, and shall survive any closing and termination of this Agreement and the receipt of any payment for the Shares.

     12. Commencement Date, Term and Termination of this Agreement.

          (a) This Agreement shall become effective as of the date first above written.

          (b) The Company shall have the right to terminate this Agreement at any time during the Offering period if any representations or warranties of the Selected Dealer hereunder shall be found to have been incorrect or misleading or the Selected Dealer shall fail, refuse or be unable to perform any of its agreements or obligations hereunder.

          (c) The Agreement shall terminate at the conclusion of the offering as described in the Fund Escrow Agreement.

Notwithstanding termination of the Agreement, the obligations of the parties under Sections 6, 7, 9(e) and 10 shall survive.

     13. Notices. All communications hereunder shall be in writing and if sent to the Selected Dealer shall be mailed, delivered or telecopied to the Selected Dealer at the address set forth above: and if sent to the Company shall be mailed, delivered or telecopied to Rex Utsler, Vice President, Fan Energy Inc., 1801 Broadway, Suite 720, Denver, Colorado 80202, and to such other addresses and persons as may reasonably be furnished in writing by the parties hereto.

     14. Governing Law. This Agreement and all matters related hereto shall be governed by and construed in accordance with the internal laws of the state of Colorado applicable to agreements made and to be performed entirely within such state. Any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with the offering or this Agreement shall be brought in the federal and state courts located in Denver, Colorado and, by execution and delivery of this Agreement, each of the Company and the Selected Dealer hereby further irrevocably agrees, accepts and submits to, for itself and in respect of any of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The provisions of this Agreement shall be construed as of this Agreement had been drafted by both parties.

     15. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     16. Waivers and Preservation of Remedies. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     17. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together continue one and the same instrument.

     18. Parties and Successors. This Agreement shall be binding upon and inure solely to the benefit of the Company, the Selected Dealer and to the extent provided in Section 10 hereof, to each person indemnified therein, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement may not be assigned by either party without the prior written consent of the other party. No purchaser of any Shares shall be deemed a successor or assign by reason of such purchase.

     19. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, or is challenged by any state or federal regulatory agency in the administration of any statute or regulation, the validity, legality and enforceability of the remaining provisions hereof shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                          FAN ENERGY INC.



                                          By
                                             ---------------------------------
                                             George H. Fancher, Jr., Chairman

AGREED AND ACCEPTED:

------------------------------------



By
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Name
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Title
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